Exhibit J

                    Consent of Independent Auditors

                         Deloitte & Touche LLP


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CONSENT OF INDEPENDENT AUDITORS

Cappiello-Rushmore Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement Nos. 33-46283 and 811-6601 of our report dated August 6, 1999 appearing in the Annual Report of the Cappiello-Rushmore Trust for the year ended June 30, 1999, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses which are also a part of such Registration Statement.


/s/ Deloitte & Touche  LLP
Washington, D.C.
October 26, 1999